UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2024 (October 15, 2024)

RMG ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40013	98-1574120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

57 Ocean, Suite 403 5775 Collins Avenue Miami Beach, Florida	33140
(Address of principal executive offices)	(Zip Code)

(786) 359-4103

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant	RMGCU	(1)
Class A ordinary shares included as part of the units	RMGC	(1)
Redeemable warrants included as part of the units	RMGCW	(1)

(1)	On April 19, 2024, RMG Acquisition Corp. III (the “Company”) was notified by the Listing Qualifications Department of the Nasdaq Stock Market LLC that the Company’s securities (Class A ordinary shares, redeemable warrants and units) would be subject to suspension and delisting from the Nasdaq Capital Market (“Nasdaq”) at the opening of business on April 22, 2024 due to the Company’s non-compliance with certain Nasdaq Listing Rules. Accordingly, a Form 25-NSE was filed with the U.S. Securities and Exchange Commission on February 15, 2024, which removed the Company’s securities listing and registration on Nasdaq.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K (this “Current Report”) under the heading “Proposal 1” is incorporated by reference into this Item 5.03 to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Extraordinary General Meeting

On October 15, 2024, the Company held an extraordinary general meeting (the “Extraordinary General Meeting”), at which holders of the Company’s 12,098,478 ordinary shares, comprised of the Company’s Class A Ordinary Shares, and the Company’s Class B Ordinary Shares, were present in person or by proxy, representing approximately 95.79% of the voting power of the 12,630,084 issued and outstanding ordinary shares of the Company, comprised of 4,055,084 Class A Ordinary Shares and 8,575,000 Class B Ordinary Shares, entitled to vote at the Extraordinary General Meeting at the close of business on September 20, 2024, which was the record date (the “Record Date”) for the Extraordinary General Meeting. The Company’s shareholders of record as of the close of business on the Record Date are referred to herein as “Shareholders”. In connection with the Fourth Extension (as defined below), a total of 18 Shareholders have elected to redeem an aggregate of 473,063 Class A Ordinary Shares, representing approximately 11.67% of the issued and outstanding Class A Ordinary Shares as of the Record Date. A summary of the voting results at the Extraordinary General Meeting for the proposal is set forth below.

Proposal 1

The Shareholders approved, by special resolution, the proposal to amend and restate the Company’s Amended and Restated Memorandum and Articles of Association in the form set forth in Annex A of the proxy statement to extend the date by which the Company must (1) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (an “initial business combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the Class A Ordinary Shares included as part of the units sold in the Company’s initial public offering that was consummated on February 9, 2021, from August 9, 2024, to November 9, 2024 and by up to nine additional times by an additional month each time, at the sole discretion of the board of directors, for a total of up to twelve months, to August 9, 2025 (the “Fourth Extension” and such proposal, the “Extension Proposal”). The voting results for such proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,097,174	1,304	-	-

Effective October 15, 2024, to effectuate the Fourth Extension, the Company filed with the Cayman Islands Registrar of Companies the Fifth Amended and Restated Memorandum and Articles of Association of the Company (the “Fifth A&R Charter”). The foregoing description of the Fifth A&R Charter does not purport to be complete and is qualified in its entirety by the terms of the Fifth A&R Charter, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Proposal 2

The proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of the Extension Proposal or (ii) if the Company’s board of directors determines before the Extraordinary General Meeting that it is not necessary or no longer desirable to proceed with the Extension Proposal, was not presented at the Extraordinary General Meeting, and the Extension Proposal received a sufficient number of votes for approval.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fifth Amended and Restated Memorandum and Articles of Association of the Company.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2024

RMG ACQUISITION CORP. III

By:	/s/ Robert S. Mancini
Name:	Robert S. Mancini
Title:	Chief Executive Officer

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